Exhibit 99.1

Contact:

Patrick Kane

(412) 553-7833

Equitable Resources Reports Second Quarter Earnings

PITTSBURGH, July 15, 2004/ PRNewswire-FirstCall/ — Equitable Resources Inc. (NYSE: EQT) today announced second quarter 2004 earnings per diluted share (EPS) of $2.06 compared with $0.50 reported in the second quarter 2003.  As described in detail below, the reported $2.06 EPS includes several unusual items, the most significant of which are a $1.94 per share net benefit related to the merger of Westport Resources Corp. with Kerr-McGee Corp. and a charge of $0.42 per share related to impairments and costs related to the Company’s exit from its international power generation business.

Quarterly Results by Business

Equitable Utilities

Equitable Utilities had operating income for the second quarter of $11.0 million compared to $12.7 million reported for the same period last year.  Net operating revenues were $44.8 million compared to $44.2 million in 2003.

Total operating expenses for the quarter were $33.8 million, 7% higher than the $31.5 million reported last year.  The implementation of a customer information system resulted in an increase in costs of $2.7 million, including higher bad debt expense due to delays in customer terminations.  Depreciation, depletion and amortization (DD&A) and insurance costs were also higher.

Equitable Supply

Equitable Supply had operating income for the quarter of $52.7 million, 15% higher than the previous year’s total operating income of $45.8 million.  Total operating revenues were $92.5 million, $13.1 million higher than the previous year’s total operating revenue of $79.4 million.  Production sales volumes increased 7.9% over the second quarter 2003 to 16.8 MMcfe from 15.6 MMcfe.  The average sales price increased from $3.83 per Mcfe in 2003 to $4.28 per Mcfe in 2004.

Operating expenses for the quarter were $39.8 million compared to $33.6 million last year.  The increase in total operating expenses included a $1 million expense resulting from the Company’s compliance activities related to revisions in the Federal Spill Prevention, Control and Countermeasure Regulation.  Other operating expenses were higher consistent with the decision to improve compression, infrastructure and measurement in the field.

The Company amended its prepaid forward contract at the end of the second quarter with a portion of the proceeds from the sale of Kerr-McGee shares.  The amendment required the Company to repay the net present value of the portion of the prepayment related to the undelivered quantities of natural gas in the original contract and eliminated the related deferred revenues.  The deferred revenues were treated by many as the equivalent of debt.  The Company continues to have an obligation to deliver the remaining contract volumes at the original contract price, but will receive cash revenues of $4.57 per MCF prospectively.  The contract amendment resulted in a $5.5 million pretax expense, or $3.6 million ($0.06 per diluted share) after tax.

Equitable Supply received a $6.1 million, or $4.0 million ($0.06 per diluted share) after tax, insurance payment in the second quarter related to a disputed insurance coverage claim.  This payment and the prepaid related charge are reported as other income, net.

NORESCO

NORESCO’s net operating revenues increased in the second quarter 2004 to $9.7 million, compared to $8.5 million in the second quarter 2003.  The increase in revenues was somewhat offset by higher selling, general and administrative expenses resulting in an increase in operating income from $2.4 million to $3.5 million.  NORESCO’s quarter-end external backlog was $97 million, compared to $78 million a year earlier.

Several negative circumstances caused the Company to evaluate its international investments for additional impairments and to accelerate its plans to exit the international generation business.  As a result, the Company recognized an impairment of $40.2 million, or $26.5 million ($0.42 per diluted share) after tax, essentially the cost of its entire international investment and the related costs of exiting these investments.  The Company is actively evaluating alternatives for the sale of its international assets.

Other Business

Westport/Kerr-McGee Merger

The merger between Westport Resources Corp. (NYSE: WRC) and Kerr-McGee Corp. (NYSE: KMG) closed on June 25, 2004.  As a result of the merger, Equitable recognized a capital gain of $217 million pretax, or $143 million ($2.26 per diluted share) after tax on the exchange of Westport shares for Kerr-McGee shares.  The revised book basis of the KMG shares is $49.82.  Offsetting the capital gain is $10 million of transaction-related expenses, including associated compensation accruals, or $6.6 million ($0.10 per diluted share) after tax.

Equitable sold 800,000 shares of KMG after the merger was completed.  The sale resulted in cash proceeds of $43.0 million, a pretax capital gain of $3.0 million, or $2.0 million ($0.03 per diluted share) after tax.  Equitable owned approximately 7.4 million shares of KMG at quarter end.  The gain was recorded in other income.

Equitable is evaluating additional sales and/or hedges of the Kerr-McGee shares and the use of any proceeds of such a transaction.  The potential use of proceeds includes, among other things, reinvestment in the Company’s core businesses, stock repurchases, and debt repayment.

Equitable committed 357,000 shares of Kerr-McGee to the charitable foundation established in 2003.  The foundation supports development programs in the communities where the Company conducts business.  The contribution resulted in an $18.2 million pre-tax charge, or $12.0 million ($0.19 per diluted share) after tax.  The shares are expected to be transferred to the trust in the third quarter, reducing the number of KMG shares held by Equitable to approximately 7.0 million.

The net impact of the WRC/KMG related items described in this section, plus the related cost of the amendment to the prepaid forward contract described above in the Supply segment discussion, was approximately $1.94 per diluted share.

Executive Performance Incentive Plans

The EQT share appreciation during the second quarter resulted in an increase in the expected cost of the 2002 and 2003 executive performance incentive plans (EPIP).  As a result, the Company recognized an increase in long-term incentive plan pre-tax expense of $6.1 million, or $4.0 million ($0.06 per diluted share) after tax.

Stock Buyback

During the quarter, Equitable Resources repurchased 1 million shares of EQT stock.  The total number of shares repurchased since October 1998 is approximately 18 million of the current 21.8 million share repurchase authorization.

Dividend

On July 14, 2004, the Board of Directors of Equitable Resources declared a regular quarterly cash dividend of 38 cents per share, payable September 1, 2004 to shareholders of record on August 13, 2004.

2004 Earnings Guidance

The Company expects to report GAAP earnings of between $4.68 and $4.73 and non-GAAP core earnings between $3.10 and $3.15 per diluted share in 2004, updating the previous earnings guidance of $3.00 - $3.05 per share.  The increase is due to higher than expected natural gas prices for the first half of 2004 and additional hedges put in place for the second half of the year, partially offset by higher than expected EPIP expense and higher cost related to the implementation of the customer information system at Utilities.  This guidance assumes $5.50 per MMbtu average NYMEX natural gas price for the second half of 2004 and normal weather.  Earnings per share is expected to differ from guidance by less than $0.005 per $0.10 change in average NYMEX gas price and by approximately $0.01 per 100 heating degree days versus normal.  The core earnings guidance excludes certain other items described in this release.

2005 Earnings Guidance

The Company is initiating 2005 earnings guidance of $3.45 - $3.50 per diluted share.  This earnings guidance assumes $5.50 per MMbtu average NYMEX natural gas price and normal weather.  Earnings per share is expected to differ from guidance by approximately $0.01 per $0.10 change in average NYMEX gas price and by approximately $0.01 per 100 heating degree days versus normal.

Hedging

During the second quarter, the Company increased its hedge position for 2004 through 2011.  The approximate volumes and prices of Equitable’s hedges for second half of 2004 through 2006 are:

	2004**	2005	2006
Total Volume (Bcf)	31	63	62
Average Price per Mcf (NYMEX)*	$4.68	$4.80	$4.74

*    The above price is based on a conversion rate of 1.05 MMbtu/Mcf

**  July through December

Non-GAAP Financial Measures

Operating income and equity in earnings of nonconsolidated investments

The Company reports operating income and equity in earnings of nonconsolidated investments by segment in this press release.  Both interest and income taxes are controlled on a consolidated, corporate-wide basis, and are not allocated to the segments.

The following table reconciles operating income by segment as reported in this press release to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Operating income (thousands):
Equitable Utilities	$11,040	$12,728	$67,000	$71,755
Equitable Supply	52,726	45,767	114,256	94,180
NORESCO	3,467	2,432	7,253	6,353
Unallocated expenses	(20,076)	(4,110)	(21,825)	(6,151)
Operating Income	$47,157	$56,817	$166,684	$166,137

The following table reconciles equity in earnings of nonconsolidated investments by segment as reported in this press release to the consolidated equity in earnings of nonconsolidated investments reported in the Company’s financial statements:

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Equity in earnings of nonconsolidated investments, excluding Westport (thousands):
Equitable Supply	$137	$24	$280	$262
NORESCO	(39,835)	1,452	(39,115)	2,389
Unallocated	41	43	79	100
Total	$(39,657)	$1,519	$(38,756)	$2,751

Other segment non-GAAP financial measures identified in this press release are reconciled to the most comparable financial measures calculated in accordance with GAAP on the attached operational and financial reports.

2004 Non-GAAP Earnings Guidance Reconciliation

Since the effective date of the SEC rules relating to the use of non-GAAP financial measures, Equitable has not issued non-GAAP guidance.  Due to the significant number of non-operating items affecting 2004 results, management believes that the presentation of non-GAAP guidance provides useful information to management and investors in understanding the financial condition, operations and trends of each of Equitable’s segments and consolidated results.  The following table provides investors a reconciliation between the Company’s guidance and the corresponding GAAP earnings:

Non-GAAP core EPS Guidance	$3.10 - $3.15
Westport/Kerr-McGee merger related items	1.94
International project impairment	(0.42)
Insurance proceeds	0.06
GAAP EPS Guidance	$4.68 - $4.73

Equitable’s teleconference with securities analysts, which begins at 10:30 a.m. Eastern Time today, will be broadcast live via Equitable’s website, http://www.eqt.com and will be available for replay for a seven day period.

Equitable Resources is an integrated energy company, with emphasis on Appalachian area natural gas production supply, natural gas transmission and distribution, and leading-edge energy management services for customers throughout the United States.

Equitable Resources management speaks to investors from time to time.  Slides for these discussions will be available online on Equitable’s website.  The slides may be updated periodically.

DISCLOSURES IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS RELATED TO SUCH MATTERS AS 2004 EARNINGS PER DILUTED SHARE (EPS) GUIDANCE OF $4.68 - $4.73, 2004 CORE EPS GUIDANCE OF $3.10 - $3.15, 2005 EPS GUIDANCE OF BETWEEN $3.45 - $3.50, EARNINGS PER SHARE AND DIVIDEND GROWTH, THE IMPACT ON EARNINGS GUIDANCE OF CHANGES IN NYMEX GAS PRICES AND DEVIATIONS FROM NORMAL WEATHER, THE APPROXIMATE VOLUMES AND PRICES OF HEDGES FOR 2004 THROUGH 2006, THE REPURCHASE OF ADDITIONAL COMPANY SHARES, REPAYMENT OF DEBT, FINANCIAL PERFORMANCE, THE EFFICIENCY OF THE CUSTOMER INFORMATION SYSTEM AND THE ABILITY OF THE COMPANY TO COLLECT ITS ACCOUNTS RECEIVABLE, THE EFFECTIVENESS OF THE COMPANY’S LOW-INCOME ENERGY ASSISTANCE PROGRAMS, THE CAPITAL BUDGET, THE COMPANY’S ABILITY TO RAISE GATHERING RATES, OPERATING COSTS, OPERATIONAL MATTERS INCLUDING THE SUCCESS OF THE COMPANY’S DRILLING PROGRAM AND EFFECTIVENESS OF COMPRESSION, AUTOMATION AND METERING, THE TIMING AND PASSAGE OF FEDERAL ENABLING LEGISLATION FOR PERFORMANCE CONTRACTING WORK, REALIZING VALUE FROM THE INVESTMENT IN KERR-MCGEE, INCLUDING THE EFFECTIVENESS OF HEDGING KERR-MCGEE SHARES.  THE COMPANY NOTES THAT A VARIETY OF FACTORS COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN THE COMPANY’S FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE OPERATIONS, PERFORMANCE, GROWTH AND RESULTS OF THE COMPANY’S BUSINESS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: WEATHER CONDITIONS, COMMODITY PRICES FOR NATURAL GAS AND ASSOCIATED HEDGING ACTIVITIES, INCLUDING CHANGES IN HEDGE POSITIONS, AVAILABILITY AND COST OF FINANCING, CHANGES IN THE COMPANY’S CREDIT RATINGS, CHANGES IN INTEREST RATES, CHANGES IN TAX LAWS, UNANTICIPATED CURTAILMENTS OR DISRUPTIONS IN PRODUCTION, TIMING AND AVAILABILITY OF REGULATORY AND GOVERNMENTAL APPROVALS, INCLUDING PENDING RATE CASES, THE TIMING AND EXTENT OF THE COMPANY’S SUCCESS IN ACQUIRING UTILITY COMPANIES AND NATURAL GAS PROPERTIES, THE TIMING AND EXTENT OF THE DIVESTITURE OF THE COMPANY’S INTERNATIONAL ASSETS, THE ABILITY OF THE COMPANY TO DISCOVER, DEVELOP AND PRODUCE RESERVES, THE ABILITY OF THE COMPANY TO ACQUIRE AND APPLY TECHNOLOGY TO ITS OPERATIONS, THE IMPACT OF COMPETITIVE FACTORS ON PROFIT MARGINS IN VARIOUS MARKETS IN WHICH THE COMPANY COMPETES, CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND/OR THEIR INTERPRETATION,  THE ABILITY OF THE COMPANY TO NEGOTIATE LABOR CONTRACTS, THE AMOUNT OF INCENTIVE PLAN ACCRUALS,  THE ABILITY OF THE COMPANY TO REALIZE THE VALUE OF ITS KERR-MCGEE STOCK AND THE LEVEL OF FUTURE SHARE REPURCHASES BY THE COMPANY.

EQUITABLE RESOURCES, INC. AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

(Thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Operating revenues	$240,640	$218,496	$641,067	$560,818
Cost of sales	93,582	86,426	291,178	240,396
Net operating revenues	147,058	132,070	349,889	320,422

Operating expenses:
Operation and maintenance	20,271	18,601	38,969	37,456
Production and exploration	11,389	8,624	21,476	17,786
Selling, general and administrative	46,631	28,803	79,383	61,065
Depreciation, depletion and amortization	21,610	19,225	43,377	37,978
Total operating expenses	99,901	75,253	183,205	154,285

Operating income	47,157	56,817	166,684	166,137

Gain on exchange of Westport for Kerr-McGee shares	217,212	—	217,212	—

Charitable foundation contribution	(18,226)	—	(18,226)	(9,279)

Equity earnings (losses) from nonconsolidated investments:
Westport	—	—	—	3,614
Impairment on nonconsolidated investments	(40,251)	—	(40,251)	—
Other	594	1,519	1,495	2,751
	(39,657)	1,519	(38,756)	6,365

Other income, net	3,600	—	3,600	—

Minority interest	(359)	—	(729)	(871)

Interest charges	11,503	10,782	23,762	23,103

Income from continuing operations before income taxes and cumulative effect of accounting change	198,224	47,554	306,023	139,249
Income taxes	67,397	16,159	105,126	43,375

Income from continuing operations before cumulative effect of accounting change	130,827	31,395	200,897	95,874
Cumulative effect of accounting change, net of tax	—	—	—	(3,556)

Net income	$130,827	$31,395	$200,897	$92,318

Earnings per share of common stock:
Basic:
Weighted average common shares outstanding	62,019	62,058	62,137	62,056
Income from continuing operations before cumulative effect of accounting change	$2.11	$0.51	$3.23	$1.55
Cumulative effect of accounting change, net of tax	—	—	—	(0.06)
Net income	$2.11	$0.51	$3.23	$1.49

Diluted:
Weighted average common shares outstanding	63,380	63,420	63,464	63,382
Income from continuing operations before cumulative effect of accounting change	$2.06	$0.50	$3.17	$1.52
Cumulative effect of accounting change, net of tax	—	—	—	(0.06)
Net income	$2.06	$0.50	$3.17	$1.46

(A)           Due to the seasonal nature of the Company’s natural gas distribution and energy marketing business, and the volatility of gas and oil commodity prices, the interim statements for the three and six month periods are not indicative of results for a full year.

EQUITABLE UTILITIES

OPERATIONAL AND FINANCIAL REPORT

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

OPERATIONAL DATA
Heating degree days (30-year average: Qtr-705; YTD-3,635)	520	554	3,445	3,669

Residential sales and transportation volume (MMcf)	3,716	3,467	16,796	17,632
Commercial and industrial volume (MMcf)	6,089	4,965	17,755	16,555
Total throughput (MMcf) - Distribution	9,805	8,432	34,551	34,187
Total throughput (MMbtu) - Pipeline	19,673	16,387	38,634	36,815
Total throughput (MMbtu) - Marketing	8,403	5,900	30,337	20,057

Net Revenues (thousands):
Distribution
Residential	$18,404	$18,318	$63,370	$66,464
Commercial & industrial	9,443	9,347	30,216	30,828
Other	1,721	911	3,285	2,477
Pipeline	11,109	11,136	27,127	27,049
Marketing	4,134	4,467	14,579	14,580
	$44,811	$44,179	$138,577	$141,398

Operating expenses as a % of net operating revenues	75.36%	71.19%	51.65%	49.25%

Operating income (thousands):
Distribution	$3,174	$5,119	$41,093	$45,934
Pipeline	3,660	3,589	12,315	12,122
Marketing	4,206	4,020	13,592	13,699
Total	$11,040	$12,728	$67,000	$71,755

Capital expenditures (thousands)	$14,970	$14,708	$29,570	$23,376

FINANCIAL DATA (Thousands)
Utility revenues	$68,944	$62,485	$264,633	$246,810
Marketing revenues	69,633	53,135	155,318	104,919
Total operating revenues	138,577	115,620	419,951	351,729

Utility purchased gas costs	28,267	22,773	140,635	119,992
Marketing purchased gas costs	65,499	48,668	140,739	90,339
Net operating revenues	44,811	44,179	138,577	141,398

Operating expenses:
Operating and maintenance expense	12,289	12,722	24,406	25,825
Selling, general and administrative expense	14,058	11,940	32,421	30,294
Depreciation, depletion and amortization	7,424	6,789	14,750	13,524
Total operating expenses	33,771	31,451	71,577	69,643

Operating income	$11,040	$12,728	$67,000	$71,755

EQUITABLE SUPPLY

OPERATIONAL AND FINANCIAL REPORT

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

OPERATIONAL DATA

Capital expenditures (thousands) (a)	$29,329	$42,767	$50,382	$110,505

Production:

Total sales volumes (MMcfe)	16,798	15,563	33,840	31,080
Average (well-head) sales price ($/Mcfe)	$4.28	$3.83	$4.39	$3.91

Company usage, line loss (MMcfe)	1,036	1,488	2,235	2,545

Natural gas inventory usage, net (MMcfe)	41	—	(71)	—

Natural gas and oil production (MMcfe)	17,875	17,051	36,004	33,625

Operated volumes-third parties (MMcfe)	5,526	5,594	10,881	11,376

Lease operating expense excluding severance tax ($/Mcfe)	$0.41	$0.30	$0.37	$0.31
Severance tax ($/Mcfe)	$0.23	$0.21	$0.22	$0.22
Production depletion ($/Mcfe)	$0.54	$0.49	$0.54	$0.48

Gathering:
Gathered volumes (MMcfe)	31,305	29,177	63,873	61,729
Average gathering fee ($/Mcfe)	$0.57	$0.58	$0.59	$0.55
Gathering and compression expense ($/Mcfe)	$0.25	$0.20	$0.23	$0.19
Gathering and compression depreciation ($/Mcfe)	$0.10	$0.10	$0.10	$0.09

(in thousands)
Production operating income	$48,603	$40,144	$102,931	$82,751
Gathering operating income	4,123	5,623	11,325	11,429
Total	$52,726	$45,767	$114,256	$94,180

Production depletion	$9,619	$8,346	$19,441	$16,301
Gathering and compression depreciation	3,255	2,924	6,607	5,831
Other depreciation, depletion and amortization	915	749	1,784	1,469
Total depreciation, depletion and amortization	$13,789	$12,019	$27,832	$23,601

FINANCIAL DATA (Thousands)
Production revenues	$74,586	$62,292	$154,015	$126,971

Gathering revenues	$17,923	$17,093	$37,738	$34,111
Total revenues	92,509	79,385	191,753	161,082

Operating expenses:
Lease operating expense excluding severance taxes	7,356	5,125	13,441	10,400
Severance tax	4,033	3,499	8,035	7,386
Gathering and compression expense	7,982	5,879	14,569	11,631
Selling, general and administrative	6,623	7,096	13,620	13,884
Depreciation, depletion and amortization	13,789	12,019	27,832	23,601
Total operating expenses	39,783	33,618	77,497	66,902

Operating income	$52,726	$45,767	$114,256	$94,180

Other income, net	$576	$—	$576	$—
Equity earnings from nonconsolidated investments	$137	$24	$280	$262
Minority interest	$—	$—	$—	$(871)

(a)           Amount for the six months ended June 30, 2003 includes the purchase of the remaining 31% limited partnership interest in ABP ($44.2 million).

NORESCO

OPERATIONAL AND FINANCIAL REPORT

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

OPERATIONAL DATA
External revenue backlog, end of period (thousands)	$97,163	$78,399	$97,163	$78,399

Gross profit margin	27.3%	20.0%	28.1%	20.4%
SG&A as a% of revenue	16.9%	13.5%	17.0%	12.4%

Capital expenditures (thousands)	$164	$98	$192	$146

FINANCIAL DATA (Thousands)
Energy service contract revenues	$35,700	$42,580	$69,626	$88,098
Energy service contract costs	25,962	34,074	50,067	70,156
Net operating revenues (gross profit margin)	9,738	8,506	19,559	17,942

Operating expenses:
Selling, general and administrative expenses	6,021	5,733	11,805	10,899
Depreciation and amortization	250	341	501	690
Total operating expenses	6,271	6,074	12,306	11,589

Operating income	$3,467	$2,432	$7,253	$6,353

Equity earnings of nonconsolidated investments	416	1,452	1,136	2,389
Impairment in nonconsolidated subsidiaries	(40,251)	—	(40,251)	—
Minority interest	(359)	—	(729)	—